KOCH                                                              Exhibit 10.15
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KOCH REFINING COMPANY, L.P.

                               SALES AGREEMENT

DATE:     March 17, 1998                  (Customer #71061)

TERMS:    Net 10 days                  Sold to:
                                                    Able Oil Co.
                                                    344 Route 46
                                                    Rockaway, NJ 07866

We hereby acknowledge sale
   Confirming: Phone X  Wire   Letter                    SALES NO.
Mr. C. Gusty and Mr. Tim Herrington                             SA981385
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PRODUCT:       #2 Fuel Oil meeting Colonial 86 grade specifications

QUANTITY:      Approximately 504,000 gallons pulled ratably
               (42,000 gallons per month)

PRICE:         See attachment

PERIOD OF      April 1, 1998 through March 31, 1998
 DELIVERY

F.O.B.:        Koch thru-put
               Newark, NJ

TO BE          Able Oil Co.
 SHIPPED TO:

SHIPPED BY:    Buyer's trucks

REMARKS:       1) Quantity to be determined by Meter Ticket at point of
                  loading, gross gallons.
               2) Customer agrees to comply with Koch's credit terms and
                  allocation of credit limits.
               3) BE27171.


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Accepted                                 Accepted

A & S Fuel Co., Inc.                     KOCH REFINING COMPANY, L.P.
                                         KRC/GP, Inc. General Partner


BY                                       BY         /s/   CHRIS GUSTY
   -----------------------------------      -----------------------------------
                                                 Chris Gusty
                                                 Senior Account Manager
--------------------------------------           Northeast Region
Title

                       Subject to Terms and Conditions

Koch Refining Company L.P.


                             Delivery Schedule
                                 SA981385
                             Able Oil Company


                           Date            Price
                           ---------------------
                           April          $.3975

                           May            $.4045

                           June           $.4135

                           July           $.4235

                           August         $.4350

                           September      $.4466

                           October        $.4605

                           November       $.4710

                           December       $.4800

                           January        $.4865

                           February       $.4890

                           March          $.4850





Accepted--Able Oil Co.                  Accepted--Koch Refining Company, L.P.

                                             /s/ Chris Gusty
----------------------------l.s.        ----------------------------l.s.
                                           Chris Gusty
                                           Senior Account Manager
                                           Northeast Region

                         KOCH REFINING COMPANY, L.P.
                 STANDARD PRODUCT SALES TERMS AND CONDITIONS

     1. TITLE: On sales FOB Koch's location, title and risk of loss shall pass to Buyer as product passes through the flange connection between the delivery line and Buyer's receiving line. On sales FOB Buyer's location, title and risk of loss shall pass to Buyer as product leaves delivery vessel.

     2. TAXES: Buyer shall pay, or reimburse Seller for all taxes, duties and other governmental charges of whatever kind (except for income taxes) imposed on any transaction of product sold hereunder. Without limitation on the foregoing, Buyer shall bear the effect of all Federal Goods and Services Tax on or with respect to this contract or the transactions or products hereunder.

     3. MARINE: (a) Notices--Notice of estimated time of arrival (ETA) and name of vessel or barge tow shall be given to receiving or loading party a reasonable time before arrival at port. Any change in ETA shall be reported promptly. If a berth is not available for the latest ETA, a berth will be scheduled for the next earliest time a berth is open on the dock's schedule. Upon arrival in port, notice of readiness to load or discharge shall be given, with allowed free time being three hours for barge tows and six hours for vessels. Laytime shall commence at the earlier of becoming all fast at berth or at expiration of the three or six hour period, as appropriate.

     (b) Berth--Barge tow or vessel shall not exceed the maximum draft or length allowed by dock operator. Receiving or loading party shall provide a berth that tow or vessel may safely proceed to, lie at always afloat, and safely depart from. Receiving or loading shall be done within the time, or at the rate, agreed to by the parties. Seller shall pay wharfage fee, if any. Buyer shall pay all fees or charges assessed against a vessel or barge.

     (c) Demurrage--Seller shall be liable for demurrage directly caused by Seller's sole fault. Buyer shall be liable for all other demurrage.

     4. QUANTITY: All quantities shall be measured according to then prevailing practices and methods generally used by Seller at its locations. Each party may have its representative observe all measurements, sample taking and testing.

     5. SCHEDULING: (a) Cooperation--To the extent flexibility is allowed by this contract for time or size of deliveries, the parties shall cooperate to the extent reasonable to coordinate period(s) and time(s) for deliveries hereunder; and Buyer shall give reasonable prior notice as to quantities and scheduling desired.

     (b) Lots--Seller may deliver in lots. Failure of Seller to deliver shall not relieve Buyer from accepting and paying for conforming lots tendered.

     6. CREDIT: Seller's duty to perform, and Buyer's right to purchase, hereunder are at all times subject to approval, and continuing approval, of Buyer's credit by Seller. No assurance or guarantee is made of, or of continuation of, any particular credit; and Seller without limitation reserves the right to sell on pre-paid, COD, standby letter of credit, or other secured or collaterally assured basis acceptable to Seller. Unless credit is approved and arranged by Buyer with Seller payment shall be due in full in cash prior to loading of product. Without limitation on Seller's rights and remedies on credit issues or any other causes(s), if Buyer fails to pay any amount promptly when due hereunder or if Seller needs assurance, or further assurance, of Buyer's credit worthiness, Seller may cancel this contract, demand different payment terms, suspend or recall deliveries or shipments, impose different credit terms, or impose different requirements for collateral assurance of payment. ANY SUCH DEMAND MAY BE MADE ORALLY AT SELLER'S ELECTION. Seller is hereby given an express right to set-off against any amount whatsoever owing or becoming due to Buyer, any amount owing by or becoming due from Seller or any company that is directly or indirectly subsidiary to, parent of, or affiliated with Seller.

     7. WARRANTIES AND LIMITATIONS: Seller warrants only that--(a) content of product shall conform at the time of loading to Seller's then current, standard specification therefor, and (b) Seller has good title to the product at the time of loading transfer hereunder.

     ALL OTHER WARRANTIES OF SELLER, EXPRESSED OR IMPLIED, AND ALL REPRESENTATIONS, GUARANTEES, INSTRUCTIONS, PROMISES, DESCRIPTIONS AND SAMPLES FROM SELLER OF, OR PERTAINING TO, PRODUCT QUALITY, COMPOSITION,
CHARACTERISTICS, ENVIRONMENTAL OR HUMAN SAFETY OR HAZARD OR HEALTH AFFECTS, PERFORMANCE, OR LIKE MATTERS ARE EXCLUDED. WITHOUT LIMITATION ON THE FOREGOING SENTENCE, ALL IMPLIED WARRANTIES OF FITNESS FOR PURPOSE AND OF MERCHANTABILITY AND ALL WARRANTIES OF SELLER OF FREEDOM FROM PATENT INFRINGEMENT ARE EXCLUDED.

     8. ACCEPTANCE: All quantities of product shall, unless otherwise agreed, be determined in accordance with the following and adjusted to a standard temperature of sixty (60) degrees Fahrenheit in compliance with applicable A.S.T.M. methods. Quantities delivered to vessels shall be determined by shore tank measurements at the point of delivery or receipt or, if unavailable, by vessel loaded or discharge figures as adjusted by the appropriate vessel experience factor as determined by an independent petroleum inspector. Quantities delivered into or by pipelines shall be determined by meter. The term "barrel" as used herein shall mean forty two
(42) U.S. gallons. The term "gallon" as used herein shall mean a U.S. gallon of two hundred thirty one (231) cubic inches. All quality determinations shall be made by an independent inspector to be employed at the equally shared expense of the parties. Acceptance shall be deemed to have irrevocably occurred when the governing sample of the product for purpose of quality determination has been found by the independent inspector to conform to the specification required hereby.

     9. EXCUSED PERFORMANCE: (a) Beyond Reasonable Control--The parties shall be excused from their respective performances hereunder if performance has been prohibited or delayed by any foreseeable or unforeseeable causes(s) beyond the reasonable control of the party claiming excuse. Such shall include without limitation any failure of mechanical or chemical function or equipment normally used by Seller for manufacturing, handling or delivering of product covered hereby. Promptly after a party determines to claim excuse of performance, the party shall notify the other of the circumstances and consequences claimed and shall use reasonable means to remove the cause(s) in question. But in no event shall either party be obligated to settle any demands of, or disputes with, laborers; nor shall either party be excused from paying monies due or complying with credit terms of Seller. Quantities affected by such causes(s) shall be dropped from this contract, but this contract shall otherwise continue in force and effect. In periods of shortage of product due to such cause(s), Seller shall be entitled to allocate available supply among itself and its affiliated, subsidiary and parent companies and customers, Buyer included.

     (b) Impracticability--Seller shall have the right to cancel this contract without liability to Seller if for any reason Seller shuts down the unit(s) in, or the plant at, which the product is made or if a change in circumstances (whether foreseeable or unforeseeable) causes Seller to incur a loss on a full cost basis at any time on the sale of product hereunder.

     (c) Alternate Supply--Under no circumstances shall Seller be obligated to obtain product for delivery hereunder from any person or entity that is not an affiliate, subsidiary or parent company of Seller.

     10. LIMITED REMEDIES: Seller's liability, and Buyer's exclusive remedy, for any cause of action (whether in contract, warranty, guarantee, failure of essential purpose, tort [including but not limited to negligence], violation of law, strict liability or otherwise) arising out of or related to this contract is expressly limited at Seller's option to--(a) replacement of a nonconforming product FOB Seller's point of delivery; or (b) payment not to exceed the purchase price for shipment which is the subject of the claim or cause of action.

     WITHOUT LIMITATION ON THE FOREGOING, SELLER SHALL NOT BE OBLIGATED FOR LOST PROFITS, ECONOMIC LOSS, OR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES WHETHER ARISING UNDER WARRANTY, FAILURE OF ESSENTIAL PURPOSE, CONTRACT, GUARANTEE, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE), STRICT LIABILITY, VIOLATION OF LAW, OR OTHERWISE.

     Solely as a means of early identification of any possible problems or disputes and not by way of limitation of Seller's rights hereunder nor in mitigation of acceptance hereunder, on each shipment Buyer shall sample and test such prior to use or resale or other transfer thereof by Buyer in order to independently determine conformity at as early a time as possible; and if Buyer determines or suspects nonconformity, Buyer shall not use or resell or otherwise transfer the same unless Seller gives Buyer written notice to proceed with use or resale. Seller shall be reasonably prompt in giving any instruction to Buyer concerning such.

     11. INDEMNITY: Buyer shall indemnify and defend and hold harmless Seller as to any breach of this contract by Buyer and from any liability and/or remedy, of whatever nature or kind, to which Seller might become subject directly or indirectly resulting from Buyer's sole negligence or willful misconduct. Buyer agrees without limitation to promptly and properly provide to its employees, customers and community representatives, as appropriate, any information provided by Seller relating to human health or human or environmental safety on the product sold hereunder.

     12. LAW AND JURISDICTION: This contract shall be governed by the laws of the State of Kansas, excluding rules of conflict of law, and by applicable United States federal law and by INCOTERMS.

     13. COMPLIANCE WITH LAW: Vessels shall fully comply (or hold necessary waivers if not in compliance) with all applicable U.S. Coast Guard regulations in effect as of the date vessel berths. Vessels shall comply with all local, state, and federal environmental laws and regulations while berthed at the terminal, including the U.S. Federal Water Pollution Control Act, as amended, and shall have secured and carry aboard the vessel a current U.S. Coast Guard Certificate of Financial Responsibility (Water Pollution) (The "Certificate"). Terminal shall not be liable for demurrage or other expenses during any time lost as a result of failure to obtain or maintain the Certificate. If any vessel fails to comply with such laws and regulations, the vessel may be required to leave the terminal. Any vessel delay time caused by the vessel's failure to meet such laws and regulations shall not count as used laytime.

     14. OIL POLLUTION AVOIDANCE: In the event of an escape or discharge of oily water, oil ballast, or oil in any form occurring at the Terminal (regardless of cause), Seller shall immediately notify Buyer and shall cooperate with Buyer in jointly effecting a cleanup, or other resolution to the spill and necessary notifications. Buyer agrees to keep Seller advised of the nature and extent of the measures to be undertaken by it. Any of the aforementioned measures undertaken shall be at the expense of the party causing the discharge. The above shall not be considered to be inderogation of any other such right as Buyer or Seller may have or acquire by law or international convention.

     15. WAIVERS: Waivers by Seller or Buyer of a breach by the other party of any provision of this contract shall not be deemed a waiver of future compliance therewith. No delay or failure on Seller's or Buyer's part to enforce any right or claim which it may have hereunder shall constitute a waiver on Seller's or Buyer's part of such right or claim.

     16. EXPORT/IMPORT: Buyer shall be the exporter and importer of record with respect hereto and shall have the duty and risk of determining and complying with all export and import laws.

     17. ASSIGNMENT: Buyer shall not assign this contract or any part hereof except upon, and according to, such prior, written consent as Seller may choose to give in its sole discretion.

     18. MISCELLANEOUS: These sale terms constitute the entire agreement and contract of the parties and shall control over any other terms except that, to the limited extent that any separate writing of the parties--(i) relates expressly and directly hereto; (ii) is mutually executed by respective officers of Seller and Buyer; and (iii) is intended by the parties to replace or supersede, rather than to supplement, a specific portion of these sales terms, then such specific replacing or superseding term shall control over the term hereof in question but not otherwise.

     THESE STANDARD TERMS AND CONDITIONS OF SALE ARE DEEMED AN OFFER FOR SALE BY SELLER. IF BUYER DOES NOT ACCEPT THIS OFFER BY EXECUTION HEREON OR OTHERWISE IN WRITING WITHOUT ALTERATION HEREOF OR ADDITION HERETO, BUYER SHALL BE DEEMED TO HAVE ACCEPTED THIS OFFER BY PURCHASING, OR TAKING DELIVERY OF, PRODUCT FROM SELLER. ANY ACCEPTANCE IS EXPRESSLY LIMITED TO THESE TERMS AND CONDITIONS EXCEPT SUCH AS MEETS THE REQUIREMENTS OF THE FIRST PARAGRAPH OF THIS SECTION 19. Without limitation on Seller's rights, no term in Buyer's purchase order or any other document, correspondence or communication from Buyer which conflicts with the terms of this contract is, or shall be, accepted by Seller except in a separate writing executed by an officer of Seller. Headings are provided for convenience, and are not part of the contract of the parties. Seller's rights and remedies hereunder are in addition to, and not in lieu of, Seller's other rights and remedies.

                                                                 August, 1995

[LETTERHEAD]






August 19, 1998


To Whom It May Concern:


Re: Able Oil Company
    344 Rt 46
    Rockaway, New Jersey  07866

The above referred to company has established credit with Koch Refining Company L. P, currently pulling product from us at Newark Stratus and Newark Star Terminals in New Jersey.


/s/ Victor Mims
   --------------------------------
   Victor Mims
   Marketing Representative
   Northwest Region


   VM:bd